UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 29, 2005
EDAC TECHNOLOGIES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Wisconsin	0-14275	39-1515599

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1806 New Britain Avenue, Farmington, CT 06032
(Address of Principal Executive Offices)     (Zip Code)
Registrant’s telephone number, including area code: 860-677-2603
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement
The text set forth below under Item 2.03 is incorporated into this Item by this reference.
Section 2—Financial Information
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
On December 29, 2005, EDAC Technologies Corporation and its subsidiaries, Grose-Ite Industries, Inc. and APEX Machine Tool Company, Inc., borrowed $721,000 under its credit facility with TD Banknorth, NA. The proceeds of such loan were used to fund the purchase price for certain recently acquired machinery and equipment. In connection with such loan, we entered into a Promissory Note and a Commercial Security Agreement with TD Banknorth, N.A. The Promissory Note provides for 60 equal monthly payments of $14,276, which includes interest at 6.9%. The Commercial Security Agreement grants to TD Banknorth N.A. a security interest in certain recently acquired machinery and equipment. The Commercial Security Agreement also secures all other debts, obligations and liabilities that we have with TD Banknorth N.A.
The Promissory Note and Commercial Security Agreement contain customary events of default. Upon the occurrence of an event of default, the outstanding obligations under the Promissory Note may be accelerated and become due and payable immediately.
Section 9—Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits
(c) Exhibits.
The following exhibits are included herewith:

Exhibit No.	Description
99.1	Promissory Note dated as of December 28, 2005 by and among EDAC, Apex, Gros-Ite and TD Banknorth, N.A.

99.2	Commercial Security Agreement dated as of December 28, 2005 by and among EDAC, Apex, Gros-Ite and TD Banknorth, N.A.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDAC TECHNOLOGIES CORPORATION
Date: January 4, 2006	By:	/s/ Glenn L. Purple
Vice President-Finance and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Promissory Note dated as of December 28, 2005 by and among EDAC, Apex Machine Tool Company, Inc., Gros-Ite Industries, Inc. and Banknorth, N.A.

99.2	Commercial Security Agreement dated as of December 28, 2005 by and among EDAC, Apex Machine Tool Company, Inc., Gros-Ite Industries, Inc. and TD Banknorth, N.A.